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                                IMPROVENET, INC.



                            SERIES C PREFERRED STOCK

                               PURCHASE AGREEMENT




                              DATED MARCH 29, 1999










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

                              TABLE OF CONTENTS

                                                                         PAGE
SECTION   1.      AGREEMENT TO SELL AND PURCHASE...........................1

         1.1      Authorization of Shares..................................1

         1.2      Sale and Purchase........................................1

SECTION   2.      CLOSING, DELIVERY AND PAYMENT............................2

         2.1      Closing..................................................2

         2.2      Delivery.................................................2

         2.3      Subsequent Sale of Shares................................2

SECTION   3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY............2

         3.1      Organization, Good Standing and Qualification............2

         3.2      Capitalization; Voting Rights............................3

         3.3      Authorization; Binding Obligations.......................3

         3.4      Financial Statements.....................................4

         3.5      Liabilities..............................................4

         3.6      Agreements; Action.......................................4

         3.7      Obligations to Related Parties...........................5

         3.8      Changes..................................................5

         3.9      Title to Properties and Assets; Liens, etc...............6

         3.10     Patents and Trademarks...................................6

         3.11     Compliance with Other Instruments........................7

         3.12     Litigation...............................................7

         3.13     Tax Returns and Payments.................................7

         3.14     Employees................................................7

         3.15     Proprietary Information and Inventions Agreements........8

         3.16     Obligations of Management................................8

         3.17     Registration Rights......................................8

         3.18     Compliance with Laws; Permits............................8

         3.19     Environmental and Safety Laws............................8

         3.20     Offering Valid...........................................9

         3.21     Full Disclosure..........................................9

         3.22     Qualified Small Business.................................9

         3.23     Minute Books.............................................9

         3.24     Insurance................................................9


                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                         PAGE
         3.25     Small Business Concern...................................9

         3.26     Year 2000 Compliance.....................................9

SECTION   4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........10

         4.1      Requisite Power and Authority...........................10

         4.2      Investment Representations..............................10

         4.3      Transfer Restrictions...................................11

SECTION   5.      CONDITIONS TO CLOSING...................................11

         5.1      Conditions to Purchasers' Obligations at the Closing....11

         5.2      Conditions to Obligations of the Company................13

SECTION   6.      MISCELLANEOUS...........................................13

         6.1      Governing Law...........................................13

         6.2      Survival................................................13

         6.3      Successors and Assigns..................................14

         6.4      Entire Agreement........................................14

         6.5      Severability............................................14

         6.6      Amendment and Waiver....................................14

         6.7      Delays or Omissions.....................................14

         6.8      Waiver of Conflicts.....................................14

         6.9      Notices.................................................15

         6.10     Expenses................................................15

         6.11     Attorneys' Fees.........................................15

         6.12     Titles and Subtitles....................................15

         6.13     Counterparts............................................15

         6.14     Broker's Fees...........................................15

         6.15     Exculpation Among Purchasers............................15

         6.16     Pronouns................................................16

                                INDEX OF EXHIBITS

              Schedule of Purchasers.................................Exhibit A

              First Restated Certificate of Incorporation............Exhibit B

              Schedule of Exceptions.................................Exhibit C

              Second Amended and Restated
                 Investor Rights Agreement...........................Exhibit D

              Second Amended and Restated Right
                 of First Refusal and Co-Sale Agreement..............Exhibit E

              Second Amended and Restated Voting Agreement...........Exhibit F

              List of Shareholders, Optionholders
                 and Warrantholders..................................Exhibit G

              Financial Statements...................................Exhibit H

              Proprietary Information and Inventions Agreement.......Exhibit I

              Form of Legal Opinion .................................Exhibit J


                                IMPROVENET, INC.

                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of March 29th, 1999, by and among IMPROVENET, INC., a Delaware corporation (the "COMPANY") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").


                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of three million five hundred thirty-seven thousand five hundred twenty-four (3,537,524) shares of its Series C Preferred Stock (the "SHARES");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.        AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares, (b) the issuance of such shares of common stock to be issued upon conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the First Restated Certificate of Incorporation of the Company in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on EXHIBIT A at an aggregate purchase price for each Purchaser set forth opposite such Purchaser's name.


                                       1.

SECTION 2.        CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place on the date hereof, or at such other time as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         2.3 SUBSEQUENT SALE OF SHARES. At any time on or before the sixtieth day following the Closing, the Company may sell up to the balance of the authorized shares of Series C Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by the Purchasers as set forth in Section 4. Any shares of Series C Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be Shares for all purposes under this Agreement, any purchasers thereof shall be deemed to be Purchasers for all purposes under this Agreement, and such persons or entities shall become parties to this Agreement, that certain Second Amended and Restated Investor Rights Agreement dated as of the date hereof, by and among the Company, certain other Preferred Stock holders and the Purchasers, the form of which is attached hereto as EXHIBIT D (the "INVESTOR RIGHTS AGREEMENT"), that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof, by and among the Company, certain other Preferred Stock holders a certain shareholder and the Purchasers, the form of which is attached hereto as EXHIBIT E (the "CO-SALE AGREEMENT") and that certain Second Amended and Restated Voting Agreement dated as of the date hereof, by and among the Company, certain other Preferred Stock holders, certain Holders (as therein defined), certain Stock Holders (as therein defined) and the Purchasers, the form of which is attached hereto as EXHIBIT F (the "VOTING AGREEMENT") and shall have the rights and obligations of a Purchaser and an Investor, respectively hereunder and thereunder. The respective Exhibits to each of the Related Agreements (as defined in Section 3.1 below) shall be revised to reflect any such additional purchasers.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement (collectively, the "RELATED AGREEMENTS"), to issue and sell the Shares and to issue the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.


                                       2.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of twenty million (20,000,000) shares of common stock, of which (i) one million four hundred six thousand two hundred eighty nine (1,406,289) shares are issued and outstanding,
(ii) eight hundred forty five thousand nine hundred seventy (845,970) shares are reserved for future issuance to employees pursuant to the Company's Amended and Restated 1996 Stock Option Plan, (iii) seven hundred twenty one thousand seven hundred eighty (721,780) shares are subject to outstanding options pursuant to the 1996 Stock Option Plan (provided, however, the Company on the date hereof shall issue to Mr. Ronald Cooper an option to purchase six percent (6%) of the fully diluted shares of the Company outstanding immediately after the Closing of this transaction) and (iv) ten thousand (10,000) shares are subject to outstanding warrants to purchase common stock, and eight million (8,000,000) shares of Preferred Stock, of which (A) one million three hundred one thousand four hundred (1,301,400) are designated Series A Preferred Stock, one million two hundred five thousand (1,205,000) of which are issued and outstanding and ninety-six thousand four hundred (96,400) of which are reserved for issuance pursuant to outstanding warrants to purchase Series A Preferred Stock, (B) one million nine hundred eighty-one thousand five hundred thirty-five (1,981,535) are designated Series B Preferred Stock, one million nine hundred thirty-four thousand five hundred twenty-six (1,934,526) of which are issued and outstanding and forty-seven thousand and nine (47,009) of which are reserved for issuance pursuant to outstanding warrants to purchase Series B Preferred Stock and (C) three million seven hundred thousand (3,700,000) are designed Series C Preferred Stock, none of which are issued and outstanding as of the date immediately prior to the date hereof. All issued and outstanding shares of the Company's common stock and preferred stock (I) have been duly authorized and validly issued to the persons listed on EXHIBIT G hereto, (II) are fully paid and nonassessable, and (III) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on EXHIBIT G, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, voting agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions in Section 3.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.


                                       3.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(a) its audited balance sheet as of December 31, 1997 and an audited profit and loss statement for the twelve (12) month period ending on December 31, 1997, (b) its unaudited balance sheet as of December 31, 1998 (the "STATEMENT DATE") and an unaudited profit and loss statement for the twelve (12) month period ending on the Statement Date (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as EXHIBIT H. The Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the financial condition and position of the Company as of December 31, 1998; PROVIDED, HOWEVER, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse and in any event, has no liabilities in the aggregate in excess of $25,000.

         3.6      AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's common stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 in the aggregate (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products or entered into in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.


                                       4.

         3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of current salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of or otherwise provides credit enhancement to any other person, firm or corporation.

         3.8 CHANGES. Since the Statement Date, there has not been to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;


                                       5.

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.10 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for the Company's business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. The Schedule of Exceptions contains a complete list of the patents and pending patent applications of the Company. There are no outstanding options, licenses or agreements of any kind relating to the foregoing nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements nor the carrying on of the Company's business by the employees of the Company nor the conduct of the Company's business as proposed will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its


                                       6.

employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been duly and validly assigned to the Company.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate or Bylaws. The Company is not in violation or default of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares and of the Conversion Shares pursuant to the Restated Certificate will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. These returns and reports are true and correct in all material respect. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company nor any consultant with whom the Company has contracted is in violation of any term of any employment contract, proprietary information agreement or any other


                                       7.

agreement relating to the right of any such individual to be employed by or to contract with the Company, because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or any group of key employees intends to terminate their employment with the Company nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of EXHIBIT I attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's, officer's or consultant's Proprietary Information and Inventions Agreement.

         3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

         3.17 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register (as defined in Section 2.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.18 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.19 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.


                                       8.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the issuance of the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.21 FULL DISCLOSURE. The Private Placement Memorandum dated December 1998 (the "PPM"), this Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to the Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the PPM provided to each of the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and products and the markets therefore. The forward-looking statements made in the PPM appeared reasonable to management as of the date thereof; however, there is no assurance that these forward-looking statements will prove to be valid or that the objectives set forth in the PPM will be achieved. To the Company's knowledge, there are no facts regarding the Company which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the PPM, the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         3.22 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Shares should qualify as "QUALIFIED SMALL BUSINESS STOCK" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), as of the date hereof.

         3.23 MINUTE BOOKS. The minute books of the Company provided to the Purchasers or their counsel contain a complete summary of all meetings of directors and stockholders since the time of incorporation and correctly reflect all issuances of stock or other equity rights in the Company.

         3.24 INSURANCE. The Company has or will obtain promptly following Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.25 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "FEDERAL REGULATIONS")), is a "SMALL BUSINESS CONCERN" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT"), and the regulations promulgated thereunder, including Section
121.301 of Title 13 of the Federal Regulations (a "SMALL BUSINESS CONCERN"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC PURCHASER") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct.

         3.26 YEAR 2000 COMPLIANCE. All of the Company's products and services (including any products or services currently under development as of the date hereof) will record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality,


                                       9.

data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "YEAR 2000 COMPLIANT"). None of the Company's material products will lose material functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. The Company has taken all reasonable actions to ensure that all of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as follows (it being agreed that such representations and warranties do not in any way limit or effect the Purchasers' right to rely upon and enforce any breach of the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 3.9 of the Investor Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares or the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own


                                      10.

interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and the PPM and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on EXHIBIT A hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on EXHIBIT A hereto.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 5.        CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.


                                      11.

                  (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (c) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

                  (e) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (f) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (g) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (h) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (b), (d), (e) and (g) of this Section 5.1 have been satisfied.

                  (i) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

                  (j) RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties thereto.

                  (k) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as EXHIBIT F shall have been executed and delivered by the parties thereto.

                  (l) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Robert L. Stevens, Garrett Gruener, Stuart Gannes, Alex Knight and Andrew Anker.

                  (m) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT J.

                  (n) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and


                                      12.

their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (o) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. All key employees shall have executed a Proprietary Information and Inventions Agreement that is reasonably acceptable to Investors' counsel.

         5.2 CONDITiONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                  (c) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the Purchasers.

                  (d) RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. A Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties thereto.

                  (e) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as EXHIBIT F shall have been executed and delivered by the parties thereto.

                  (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

SECTION 6.        MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.


                                      13.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares and the Conversion Shares from time to time.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the PPM and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (c) Any amendment, modification or waiver effected in accordance with Section 6.6(a) or Section 6.6(b) with the consent of the requisite parties shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder and the Company (even if such holder did not consent to such amendment, modification or waiver).

         6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("COOLEY GODWARD"), has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the



                                      14.

Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual stockholder, director or employee of the Company and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

         6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto.

         6.10 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of Gunderson Dettmer Stough Villeneuve Franklin Hachigian, LLP, special counsel for the Purchasers, not to exceed $20,000.

         6.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except that the Company shall be obligated to compensate Hambrecht & Quist for its fees incurred in connection with this transaction pursuant to its engagement letter with the Company related to this transaction. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

         6.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the



                                      15.

respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         6.16 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      16.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                               PURCHASERS:

IMPROVENET, INC.                                  ----------------------------
1286 ODDSTAD DRIVE                                (PRINT NAME OF PURCHASER)
REDWOOD CITY, CA  94063

By: /s/ Robert L. Stevens              By: /s/ All Series C Investors
   -------------------------------        ------------------------------------
     Robert L. Stevens, President      Title:
                                             ---------------------------------
                                       Address:
                                               -------------------------------





                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                              SHARES OF SERIES C                  AGGREGATE
      NAME AND ADDRESS                                            PREFERRED                     PURCHASE PRICE
      -----------------------------------------------     ---------------------------     ---------------------------
      Allstate Insurance Company                                    306,278                       $1,999,995.34
      2775 Sanders Road, Suite A3
      Northbrook, Illinois 60062
      Attn:  Michael Curran

      Alta California Partners, L.P.                                411,728                       $2,688,583.84
      One Embarcadero Center, Suite 4050
      San Francisco, CA  94111

      Alta Embarcadero Partners, LLC                                  9,406                          $61,421.18
      One Embarcadero Center, Suite 4050
      San Francisco, CA  94111

      ARCH Venture Fund III, L.P.                                   612,558                       $4,000,003.74
      8735 Higgins Road, Suite 225
      Chicago, IL 60631

      August Capital II, L.P.                                     1,378,255                       $9,000,005.15
      2480 Sand Hill Road, Suite 101
      Menlo Park, CA  94025

      Zero Stage Capital VI Limited Partnership                     306,279                       $2,000,001.87
      101 Main Street, 17th Floor
      Cambridge, MA 02142-1519

      Matthew G. Norton Company                                     153,140                       $1,000,004.20
      801 Second Avenue
      13th Floor
      Seattle, WA 98104

      Norman D. Colbert                                               3,382                          $22,084.46
      One Bush Street
      San Francisco, CA 94104

      Robert A. Keller                                                3,382                          $22,084.46
      One Bush Street
      San Francisco, CA 94104

      Paul W. Noglows                                                 3,382                          $22,084.46
      One Bush Street
      San Francisco, CA 94104



                                   EXHIBIT A-1
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT



                                                              SHARES OF SERIES C                  AGGREGATE
      NAME AND ADDRESS                                            PREFERRED                     PURCHASE PRICE
      -----------------------------------------------     ---------------------------     ---------------------------
      Hambrecht & Quist California                                   14,931                          $97,499.43
      One Bush Street
      San Francisco, CA 94104

      Hambrecht & Quist Employee Venture Fund, L.P.                   5,743                          $37,501.79
      II
      One Bush Street
      San Francisco, CA 94104

      Access Technology Partners, L.P.                              120,980                         $789,999.40
      One Bush Street
      San Francisco, CA 94104

      Access Technology Partners Brokers Fund, L.P.                   1,340                           $8,750.20
      One Bush Street
      San Francisco, CA 94104

      Kellett Partners, L.P.                                         89,587                         $585,002.46
      200 Galleria Parkway
      Suite 1800
      Atlanta, GA  30339

      Clear Fir Partners, LP                                          9,954                          $65,000.27
      4303 54th Avenue, N.E.
      Seattle, WA  98105

      GG-JS Joint Venture, LLC *                                      8,429                          $55,041.37
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      J2 JV, LLC *                                                    3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      Heidorn-Staenberg Joint Venture, LLC *                          5,359                          $34,994.27
      2000 First Avenue, Suite 1001
      Seattle, WA 98121


----------------------------

*    With a copy to:
     Randall L. Price
     Karr Tuttle Campbell
     1201 Third Avenue, Suite 2900
     Seattle, WA 98101

                                   EXHIBIT A-2
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                                              SHARES OF SERIES C                  AGGREGATE
      NAME AND ADDRESS                                            PREFERRED                     PURCHASE PRICE
      -----------------------------------------------     ---------------------------     ---------------------------
      KFIT - JRS Joint Venture, LLC *                                 3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      Lum-Staenberg Joint Venture, LLC *                              3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      MAD Fund JV, LLC *                                              3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      Carmel Fund LLC *                                               3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      Blackshirts Joint Venture, LLC *                                5,359                          $34,994.27
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      JR-JS JV, LLC *                                                 3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      Alco JV, LLC *                                                  3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      GT-JS JV, LLC *                                                 3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

      ANV Joint Venture, LLC *                                        3,828                          $24,996.84
      2000 First Avenue, Suite 1001
      Seattle, WA 98121

----------------------------

*    With a copy to:
     Randall L. Price
     Karr Tuttle Campbell
     1201 Third Avenue, Suite 2900
     Seattle, WA 98101


                                   EXHIBIT A-3
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                                              SHARES OF SERIES C                  AGGREGATE
      NAME AND ADDRESS                                            PREFERRED                     PURCHASE PRICE
      -----------------------------------------------     ---------------------------     ---------------------------
      Madrona Investment Group, LLC                                  15,314                         $100,000.42
      1000 Second Avenue, Suite 3700
      Seattle, WA  98104

      Alex Knight                                                     7,657                          $50,000.21
      1116 Harvard Avenue East
      Seattle, WA  98102

      Lise Buyer                                                      1,914                          $12,498.42
      164 Selby Lane
      Atherton, CA 94027

      Danielle Iuliano                                                1,914                          $12,498.42
      2400 Hanover Street
      Palo Alto, CA  94304

      Stanford University                                             7,657                          $50,000.21
      2770 Sand Hill Road
      Menlo Park, CA  94025

      Harold Kawaguchi                                                3,829                          $25,003.37
      626 38th Avenue
      Seattle, WA  98122

      Charles M. Brown                                                7,657                          $50,000.21
      P.O. Box 222
      785 Shiloh Road
      Adamsville, TN 38310

      Stuart Gannes                                                   3,829                          $25,003.37
      1160 Bryant Street
      Palo Alto, CA 94301

      Charles E. Fenton                                               3,829                          $25,003.37
      4010 Cloverland Drive                               --------------------------      --------------------------
      Phoenix, MD  21131

               TOTAL                                              3,537,524                     $23,100,031.72
                                                          ==========================      ==========================


                                   EXHIBIT A-4
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT